Exhibit 99.2

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF NYMEX HOLDINGS, INC.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except for share data)

	Three Months Ended March 31,
	2008	2007
Operating Revenues
Clearing and transaction fees	$179,051	$138,177
Market data fees	26,213	23,137
Other	3,611	2,912

Total operating revenues	208,875	164,226

Operating Expenses
Direct transaction costs	28,083	24,102
Salaries and employee benefits	19,976	21,038
Occupancy and equipment	5,760	5,943
Depreciation and amortization, net of deferred credit amortization	3,458	3,531
General and administrative	4,621	4,697
Professional services	3,126	4,186
Telecommunications	1,250	1,423
Marketing	1,350	1,933
Other expenses	8,363	1,661

Total operating expenses	75,987	68,514

Operating income	132,888	95,712

Non-Operating Income and Expenses
Investment income, net	3,614	6,707
Interest income from securities lending	7,768	29,406
Interest expense/fees from securities lending	(6,048)	(28,889)
Interest expense	(1,586)	(1,612)
Losses from unconsolidated investments	(2,210)	(1,643)

Total non-operating income and expenses	1,538	3,969

Income before provision for income taxes	134,426	99,681
Provision for income taxes	63,241	43,461

Net income	$71,185	$56,220

Earnings per Share
Basic	$0.75	$0.60

Diluted	$0.75	$0.59

Weighted Average Number of Common Shares Outstanding
Basic	94,780,000	94,450,000

Diluted	94,964,000	94,808,000

See accompanying notes to the unaudited condensed consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$2,631	$3,296
Collateral from securities lending program	819,618	842,444
Marketable securities, at fair value	554,822	461,142
Clearing and transaction fees receivable, net of allowance for member credits	66,879	38,443
Prepaid expenses	8,628	8,786
Margin deposits and guaranty funds	28,131	170,192
Other current assets	21,208	34,097

Total current assets	1,501,917	1,558,400
Property and equipment, net	176,485	176,471
Goodwill and indefinite-lived intangible asset	307,125	307,125
Long-term investments	161,005	178,036
Other assets	7,077	7,121

Total assets	$2,153,609	$2,227,153

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$20,228	$15,723
Accrued salaries and related liabilities	9,212	17,107
Payable under securities lending program	827,395	847,581
Margin deposits and guaranty funds	28,131	170,192
Income tax payable	47,333	2,704
Other current liabilities	43,492	31,122

Total current liabilities	975,791	1,084,429
Grant for building construction deferred credit	103,485	104,021
Long-term debt	77,464	77,464
Members’ retirement obligation	11,995	12,038
Other liabilities	12,773	23,646

Total liabilities	1,181,508	1,301,598

Commitments and contingencies

Stockholders’ equity
Common stock, $0.01 par value; 181,909,600 shares authorized, 94,784,988 and 94,769,342 shares issued as of March 31, 2008 and December 31, 2007, respectively; and 93,986,539 and 93,972,289 shares outstanding as of March 31, 2008 and December 31, 2007, respectively	948	948
Additional paid-in capital	832,961	828,227
Retained earnings	135,558	73,851
Accumulated other comprehensive income, net of tax	2,634	22,529

Total stockholders’ equity	972,101	925,555

Total liabilities and stockholders’ equity	$2,153,609	$2,227,153

See accompanying notes to the unaudited condensed consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except for share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Amount
Balances at January 1, 2007	94,449,800	$944	$796,585	$(21,823)	$(784)	$774,922
Comprehensive income:
Net income	—	—	—	224,039	—	224,039
Foreign currencies translations	—	—	—	—	385	385
Postretirement benefits, net of deferred income tax of $548	—	—	—	—	773	773
Unrealized gain on available-for-sale securities, net of deferred income taxes of $12,188	—	—	—	—	22,155	22,155

Total comprehensive income						247,352

Dividends declared:
Common stock, $0.10/share on April 30, 2007	—	—	—	(9,445)	—	(9,445)
Common stock, $0.10/share on August 1, 2007	—	—	—	(9,445)	—	(9,445)
Common stock, $0.10/share on September 30, 2007	—	—	—	(9,475)	—	(9,475)
Common stock, $1.06/share on September 30, 2007	—	—	—	(100,000)	—	(100,000)
Share-based compensation amortization	—	—	10,109	—	—	10,109
Direct costs of initial public offering	—	—	(346)	—	—	(346)
Exercise of employee stock options	265,150	3	15,641	—	—	15,644
Issuance of restricted stock and stock units	54,392	1	—	—	—	1
Excess net tax benefit related to share-based compensation	—	—	6,238	—	—	6,238

Balances at December 31, 2007	94,769,342	$948	$828,227	$73,851	$22,529	$925,555

Comprehensive income:
Net income	—	—	—	71,185	—	71,185
Foreign currencies translations, net of deferred income taxes of $74	—	—	—	—	(320)	(320)
Postretirement benefits, net of deferred income tax of $49	—	—	—	—	84	84
Unrealized loss on available-for-sale securities, net of deferred income taxes of $10,755	—	—	—	—	(19,659)	(19,659)

Total comprehensive income						51,290
Dividends declared:
Common stock, $0.10/share on February 1, 2008	—	—	—	(9,478)	—	(9,478)
Share-based compensation amortization	—	—	3,746	—	—	3,746
Exercise of employee stock options	14,250	—	841	—	—	841
Issuance of restricted stock and stock units	1,396	—	—	—	—	—
Excess net tax benefit related to share-based compensation	—	—	147	—	—	147

Balances at March 31, 2008 (Unaudited)	94,784,988	$948	$832,961	$135,558	$2,634	$972,101

See accompanying notes to the unaudited condensed consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$71,185	$56,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,994	4,067
Deferred grant credits	(661)	(661)
Deferred rental income	(169)	(169)
Deferred rent expense	(48)	(48)
Deferred income taxes	(1,457)	(1,005)
Excess tax benefit associated with exercise of stock options	(147)	—
Allowance for doubtful accounts and credits	158	262
Share-based compensation	3,746	2,304
Other, net	2,337	870
Asset impairment and disposition losses	—	34
Decrease (increase) in operating assets:
Marketable securities	(93,719)	4,037
Clearing and transaction fees receivable	(28,436)	(12,680)
Prepaid expenses	158	638
Margin deposits and guaranty fund assets	142,061	3,627
Other current assets	4,909	(5,335)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	4,505	(2,284)
Accrued salaries and related liabilities	(7,895)	(3,126)
Margin deposits and guaranty fund liabilities	(142,061)	(3,627)
Income tax payable	54,176	30,066
Other current liabilities	12,291	7,595
Other liabilities	(516)	115
Members’ retirement obligation	(43)	(226)

Net cash provided by operating activities	24,368	80,674

Cash flows from investing activities
Maturities and sales of securities lending program investments	579,296	31,077,818
Purchases of securities lending program investments	(559,110)	(30,790,122)
Purchase of long-term investments	(12,658)	(79,850)
Capital expenditures	(4,008)	(2,945)
Decrease (increase) in other assets	44	(141)

Net cash provided by investing activities	3,564	204,760

Cash flows from financing activities
Direct costs of initial public offering	—	(346)
Proceeds from issuance of capital stock under employee stock plan	841	—
Excess tax benefit associated with exercise of stock options	147	—
Decrease in obligation to return collateral under securities lending program	(20,186)	(287,696)
Dividends paid	(9,399)	—

Net cash used in financing activities	(28,597)	(288,042)

Net decrease in cash and cash equivalents	(665)	(2,608)
Cash and cash equivalents, beginning of period	3,296	18,631

Cash and cash equivalents, end of period	$2,631	$16,023

See accompanying notes to the unaudited condensed consolidated financial statements.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation and Summary of Significant Accounting Policies

Nature of Business

NYMEX Holdings, Inc. (“NYMEX Holdings”) was incorporated in 2000 as a stock corporation in Delaware, and is the successor to the New York Mercantile Exchange. On November 22, 2006, NYMEX Holdings completed an initial public offering (“IPO”) of its common stock which is listed on the New York Stock Exchange under the symbol “NMX.” The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (“NYMEX Exchange” or “NYMEX Division”) and Commodity Exchange, Inc. (“COMEX” or “COMEX Division”), which is a wholly-owned subsidiary of NYMEX Exchange. Where appropriate, each division will be discussed separately, and collectively will be referred to as the “Exchange.” NYMEX Holdings and its subsidiaries are collectively referred to as the “Company.”

The Company exists principally to provide facilities to buy, sell and clear energy, precious and base metals, and soft commodities for future delivery under rules intended to protect the interests of market participants. The Company itself does not own commodities, trade for its own account, or otherwise engage in market activities. The Company provides the physical facilities necessary to conduct an open outcry auction market, electronic trading systems, systems for the matching and clearing of trades executed on the Exchange, and systems for the clearing of certain bilateral trades executed off-exchange in the over-the-counter (“OTC”) market. These services facilitate price discovery, hedging and liquidity in the energy and metals markets. The liquidity that the Exchange and other centralized markets offer is achieved in large part because the traded contracts have standardized terms and the Company’s clearinghouse mitigates counterparty performance risk. Transactions executed on the Exchange mitigate the risk of counter-party default because the Company’s clearinghouse acts as the counter-party to every trade. To manage the risk of financial nonperformance, the Exchange requires members to post margin. Trading on the Exchange is regulated by the Commodity Futures Trading Commission.

Merger Agreement with CME Group Inc.

On March 17, 2008, the Company and CME Group Inc. (“CME Group”) entered into a definitive agreement (the “Merger Agreement”), under which the Company would merge with and into CME Group, with CME Group continuing as the surviving company. Under the terms of the Merger Agreement, shareholders of the Company will receive total consideration equal to 0.1323 shares of CME Group Class A common stock and $36.00 in cash for each share of the Company’s common stock outstanding or, at the election of the Company’s shareholder, can receive either cash or CME Group Class A common stock. Under certain circumstances, if the Merger Agreement is terminated, the Company or CME Group may be required to pay the other a termination fee and other merger-related expenses. The merger is subject to a number of closing conditions, including, but not limited to, (i) approval of the stockholders of the Company, (ii) approval of the stockholders of CME Group of (A) an amendment to CME Group’s Charter and (B) the issuance of CME Group’s shares in connection with the merger, (iii) acceptance of the offer to purchase one hundred percent (100%) of the outstanding Class A memberships in NYMEX Exchange from the holders thereof for an aggregate purchase price not to exceed $500 million, or approximately $612,000 per Class A membership in NYMEX Exchange and approval of an Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of NYMEX Exchange, in each case, by holders of at least 75% of the outstanding Class A memberships in NYMEX Exchange, (iv) effectiveness of a Form S-4 registration statement to be filed by CME Group, (v) receipt of certain regulatory approvals and (vi) receipt of an opinion that the merger will be treated as a tax-free reorganization. The terms of certain contracts, employee benefit arrangements and debt agreements have provisions which could result in changes to the terms or settlement amounts upon a change in control of the Company.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of NYMEX Holdings and its wholly-owned subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All significant intercompany transactions and balances are eliminated in consolidation. The Company

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control. The Company follows the equity method of accounting for joint ventures and investments in associated companies in which it holds between 20% and 50% of the voting rights and/or has significant influence. The Company’s equity in the net income and losses of these investments is reported in losses from unconsolidated investments in the accompanying consolidated statements of income. The Company also evaluates its investments in all entities under Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN No. 46R”) to determine if it has primary beneficial interests in any entities deemed to be variable interest entities (“VIEs”). As of March 31, 2008, the Company was not a beneficiary in a VIE. The accompanying unaudited consolidated financial statements reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair statement of the results for the periods presented.

Certain changes have been made to the condensed consolidated financial statements as of March 31, 2007 to conform to the current presentation. Beginning December 31, 2007, the Company revised its classification of the net change in its marketable securities portfolio as an operating activity in the consolidated statements of cash flows, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 102, Statement of Cash Flows—Exemption of Certain Enterprises and Classification of Cash flows from Certain Securities Acquired for Resale—an amendment of FASB Statement No. 95. Previously, the net change in marketable securities was classified as an investing activity. In addition, the Company has also reclassified interest receivables from marketable securities to other current assets in the condensed consolidated balance sheets as of December 31, 2007 to conform to the current presentation.

Pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”), certain information and disclosures normally included in the notes to the annual financial statements have been omitted from these interim financial statements. The Company suggests that these financial statements be read in conjunction with the audited financial statements and the notes included in the Company’s most recent Annual Report on Form 10-K and any Current Reports on Form 8-K.

Significant Accounting Policies

The Company’s significant accounting policies are described in the notes to the December 31, 2007 audited consolidated financial statements included in its Annual Report on Form 10-K.

Recent Accounting Pronouncements

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. SFAS No. 157 establishes a fair value hierarchy that distinguishes between independent observable inputs and unobservable inputs based on the best information available. SFAS No. 157 expands disclosures about the use of fair value to measure assets and liabilities, the effect of these measurements on earnings for the period, and the inputs used to measure fair value. In February 2008, the FASB issued Staff Position (“FSP”) FAS 157-1 to exclude SFAS No. 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions, from the scope of SFAS No. 157. In February 2008, the FASB also issued FSP FAS 157-2 to allow entities to electively defer the effective date of SFAS No. 157 for nonfinancial assets and liabilities, except for those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until January 1, 2009. The Company will apply the fair value measurement provisions of SFAS No. 157 to its nonfinancial assets and liabilities effective January 1, 2009. The adoption of SFAS No. 157 had no impact on retained earnings and resulted in expanded disclosures about the Company’s financial instruments measured at fair value, as discussed in Note 3, “Fair Value Measurements.”

Effective January 1, 2008, the Company also adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. After the initial adoption, the

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

election is made at the acquisition of a financial asset or financial liability and it may not be revoked. The Company applied the fair value option on certain time deposits and securities purchased under agreements to resell. The adoption of SFAS No. 159 did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

Recent Accounting Pronouncements and Changes, Not Yet Adopted

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosure related to derivatives and hedging activities and thereby seeks to improve the transparency of financial reporting. Under SFAS No. 161, entities are required to provide enhanced disclosures relating to: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedge items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 must be applied prospectively to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under SFAS No. 133 for all financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact that SFAS No. 161 will have on its financial statements.

On December 4, 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”). SFAS No. 141(R) will significantly change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions. SFAS No. 141(R) also includes a substantial number of new disclosure requirements. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS No. 141(R) will only have an impact on the Company’s financial statements if it is involved in a business combination subsequent to 2008.

On December 4, 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes new accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact that SFAS No. 160 will have on its financial statements.

NOTE 2. Securities Lending

The Company entered into an agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”) to participate in a securities lending program. Under this program, JPMorgan, as agent, lends on an overnight basis a portion of the clearing members’ securities on deposit in the Company’s margin deposits and guaranty fund (see Note 5) to third parties in return for cash collateral. JPMorgan, in turn, invests the cash collateral in various investments on behalf of the Company in accordance with the program’s investment guidelines. The Company receives the benefits, and bears the risks, of such investments. Interest expense is paid to the third party for the cash collateral the Company controlled during the transaction, and a fee is paid to JPMorgan for administrating the transaction. Interest income and interest expense, as well as the fee paid to JPMorgan, are reported in the non-operating income and expenses section on the Company’s consolidated statements of income. Interest income, interest expense and the JPMorgan fees recognized under the securities lending program were $7.8 million, $5.6 million and $0.4 million, respectively for the first quarter in 2008 compared to $29.4 million, $28.8 million and $0.1 million, respectively for the first quarter in 2007.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

At March 31, 2008, the fair value of the invested collateral was $819.6 million, comprised of $799.0 million in corporate debt securities and $20.6 million in other debt securities. The cost of the corporate debt securities was $806.8 million, resulting in a gross unrealized loss of $7.8 million at March 31, 2008. The fair value of the other debt securities at March 31, 2008 approximated its cost. The unrealized losses on the corporate debt securities were due to continued deterioration in the credit markets. The Company does not believe that these unrealized losses are other-than-temporary and, as such, are recorded in accumulated other comprehensive income, net of taxes on the unaudited condensed consolidated balance sheet.

At December 31, 2007, the fair value of the invested collateral was $842.4 million, comprised of $841.8 million in corporate debt securities and $0.6 million in other debt securities. The cost of the corporate debt securities was $846.9 million, resulting in a gross unrealized loss of $5.1 million at December 31, 2007. The fair value of the other debt securities at December 31, 2007 approximated its cost. The unrealized losses on the corporate debt securities were due to significant deterioration in the credit markets.

At March 31, 2008, the fair value and cost of corporate debt securities with contractual maturities of one year or less was $506.3 million and $510.1 million, respectively. The fair value and cost of corporate debt securities with contractual maturities of more than one year was $292.7 million and $296.7 million, respectively. At March 31, 2008, corporate debt securities in an unrealized loss position for one year or less had a fair value of $600.5 million and an unrealized loss of $4.9 million. Corporate debt securities in an unrealized loss position for more than one year had a fair value of $198.5 million and an unrealized loss of $2.9 million.

At December 31, 2007, the fair value and cost of corporate debt securities with contractual maturities of one year or less was $287.6 million and $288.2 million, respectively. The fair value and amortized cost of corporate debt securities with contractual maturities of more than one year was $554.2 million and $558.7 million, respectively. At December 31, 2007, corporate debt securities in an unrealized loss position for one year or less had a fair value of $791.1 million and an unrealized loss of $5.0 million. Corporate debt securities in an unrealized loss position for more than one year had a fair value of $50.7 million and an unrealized loss of $0.1 million.

There were no sales during the first quarter of 2008. Proceeds from the sales of debt securities in this program were $430.6 million for the three months ended March 31, 2007. Realized gains in 2007 were nominal. The change in the net unrealized gain or loss on these available-for-sale securities was not significant for any of the periods presented.

NOTE 3. Fair Value Measurements

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS No. 157”), for all financial instruments accounted for at fair value. SFAS No. 157 establishes a consistent framework for measuring fair value and expands related disclosures. SFAS No. 157 requires, among other things, the use of valuation techniques that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs reflect market data obtained from sources independent of the Company, while unobservable inputs reflect the Company’s own market assumptions. These two types of inputs create the following fair value hierarchy:

•

Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities. The Company’s Level 1 assets include short-term investments in money market accounts, common equity and U.S. Government and agency securities that are traded in an active market.

•

Level 2—Valuations based on quoted prices in markets that are not active, similar instruments in active markets or based on pricing models for which all significant inputs are observable. The Company’s Level 2 assets include municipal and certain debt securities that trade less frequently than exchange-traded instruments.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

•	Level 3—Valuations based on pricing models for which significant inputs are unobservable. The Company’s Level 3 assets primarily include certain corporate debt securities with limited market activity.

If the inputs used to measure the financial assets fall within the different levels described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Assets valued based on Level 1 inputs utilize quoted market prices (unadjusted) in active markets. Assets whose fair values are determined by Level 2 inputs are based on pricing models using observable inputs such as similar assets in active markets or other observable inputs such as interest rate curves, reference credit spreads and estimated pre-payment or default rates where applicable. Assets whose values are determined by Level 3 inputs are based on unobservable inputs for the assets and include situations where there is little, if any, market activity for the asset.

The following tables present the Company’s assets that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of March 31, 2008
	(in thousands)
Money market and time deposits	$39,633	$—	$—	$39,633
U.S. government, agency and municipal securities	479,714	35,475	—	515,189

Marketable Securities	519,347	35,475	—	554,822

Equity securities[1]	$159,184	$—	$—	$159,184

Corporate debt securities	—	705,476	93,587	799,063
Other debt securities	20,555	—	—	20,555

Collateral from securities lending program	$20,555	$705,476	$93,587	$819,618

[1]	These equity securities represent a portion of the long-term investments discussed in Note 7.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

The following table presents additional information about Level 3 assets measured at fair value on a recurring basis.

	Balance as of December 31, 2007	Transfers out of Level 3	Unrealized Losses in Comprehensive Income	Balance as of March 31, 2008	Changes in Unrealized Gains (Losses) in Earnings for Level 3 Assets Still Held at March 31, 2008
	(in thousands)
Corporate debt securities	$159,237	$(64,464)	$(1,186)	$93,587	$—

Transfers out represents existing assets that were previously categorized as a lower level and the inputs to the model became observable during the current period.

NOTE 4. Allowance for Doubtful Accounts and Credits

Clearing and transaction fees receivable are carried net of allowances for member credits, which are determined based upon expected billing adjustments. Allowances for member credits were $1.0 million at March 31, 2008 and December 31, 2007. The Company believes the allowances are adequate to cover member credits. The Company also believes the likelihood of incurring material losses due to non-collectibility is remote and, therefore, no allowance for doubtful accounts is necessary.

An allowance for doubtful accounts is maintained for market data accounts receivable to cover potential non-collectible vendor receivables and credit adjustments by the market data vendor customers. This allowance was $536,000 and $404,000 at March 31, 2008 and December 31, 2007, respectively, which the Company believes is sufficient to cover potential bad debts and subsequent credits. Accounts receivable for market data revenues, net of the allowance, totaled $8.2 million and $10.1 million at March 31, 2008 and December 31, 2007, respectively, and are included in other current assets on the Company’s condensed consolidated balance sheets.

The Company maintains a reserve for non-collectible receivables of other revenues in the amount of $601,000 and $624,000 at March 31, 2008 and December 31, 2007, respectively, to cover potential bad debts and expected credits. Accounts receivable for other revenues, net of the allowance, totaled $305,000 and $226,000 at March 31, 2008 and December 31, 2007, respectively, and are included in other current assets on the Company’s condensed consolidated balance sheets.

NOTE 5. Margin Deposits and Guaranty Funds

The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members, at banks approved by the Company, as margin for house and customer accounts. These margin deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

Each clearing member firm is required to maintain a security deposit, in the form of cash or U.S. Treasury securities with a maturity of ten years or less or shares of certain approved money market mutual funds, of a minimum of $2.5 million in a fund known as a guaranty fund (the “Guaranty Fund”). The Guaranty Fund may be used for any loss sustained by the Company as a result of the failure of a clearing member to discharge its obligations on the NYMEX Division or COMEX Division. Although there is one Guaranty Fund for both divisions, separate contribution amounts are calculated for each division.

Every member and non-member executing transactions on the Company’s divisions must be guaranteed by a clearing member and clear their transactions through the Company’s clearinghouse. This requirement also applies to transactions conducted outside of the Exchange which clear through NYMEX ClearPort ® Clearing. Clearing members of the NYMEX Division and COMEX Division require their customers to maintain deposits in accordance with Company margin requirements. Margin deposits and guaranty funds are posted by clearing members with the

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

Company’s clearinghouse. In the event of a clearing member default, the Company satisfies the clearing member’s obligations on the underlying contract by drawing on the defaulting clearing member’s guaranty funds. If those resources are insufficient, the Company may fund the obligations from its own financial resources or draw on guaranty funds posted by non-defaulting clearing members. The Company also maintains a $115 million default insurance policy. This insurance coverage is available to protect the Company and clearing members in the event that a default in excess of $250 million occurs.

The Company is entitled to earn interest on cash balances posted as margin deposits and guaranty funds. Such balances are included in the Company’s consolidated balance sheets, and are generally invested overnight in cash and securities purchased under agreements to resell.

The Company is also entitled to lend a portion of the clearing members’ securities on deposit held by the Company for margin deposits and guaranty funds to third parties (see Note 2).

The following table sets forth margin deposits and guaranty fund balances held by the Company on behalf of clearing members at March 31, 2008 and December 31, 2007 (in thousands):

	March 31, 2008			December 31, 2007
	Margin Deposits	Guaranty Funds	Total Funds	Margin Deposits	Guaranty Funds	Total Funds
Cash and securities earning interest for NYMEX Holdings
Cash	$20,522	$40	$20,562	$616	$14,042	$14,658
Securities purchased under agreements to resell	7,569	—	7,569	155,534	—	155,534

Total cash and securities	28,091	40	28,131	156,150	14,042	170,192

Cash and securities earning interest for members
Money market funds	10,971,826	117,220	11,089,046	6,896,885	110,275	7,007,160
U.S. Treasuries	15,417,516	177,445	15,594,961	12,193,040	174,988	12,368,028
Letters of credit	3,170,167	—	3,170,167	2,892,326	—	2,892,326

Total cash and securities	29,559,509	294,665	29,854,174	21,982,251	285,263	22,267,514

Total funds	$29,587,600	$294,705	$29,882,305	$22,138,401	$299,305	$22,437,706

NOTE 6. Goodwill and Indefinite-Lived Intangible Asset

In 1994, NYMEX Division acquired the equity interests, but not the trading rights and protections, of the owners of COMEX Division memberships. As part of the agreement for this acquisition, a $10 million payment would be made to the owners of COMEX Division memberships in the event the Company consummated an initial public offering (“Special IPO Payment”). Upon the Company’s successful completion of its initial public offering on November 22, 2006, the Special IPO Payment was made to owners of COMEX Division memberships of record as of November 16, 2006. This payment was considered additional consideration to the original purchase price of the COMEX equity interests and, therefore, was recorded as additional goodwill on the Company’s condensed consolidated balance sheets. Goodwill amounted to $26.3 million at March 31, 2008 and December 31, 2007.

On November 20, 2006, the owners of COMEX Division memberships voted on and approved an agreement with the Company in which their trading rights and protections were terminated in exchange for certain new trading rights and protections. In addition, each of the 772 owners of COMEX Division memberships received 8,400 shares of the Company’s common stock for a total consideration of 6,484,800 shares. The value assigned to the acquired trading rights was based on a measurement date of September 20, 2006, the date the agreement was entered into. The average price of the Company’s common stock for the two days before and after the measurement date was used to value the

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

trading rights at approximately $280.8 million. Included in the value are direct costs the Company incurred in preparing and negotiating such agreement. The Company considered the guidance set forth in SFAS No. 142, Goodwill and Other Intangible Assets, in determining that the acquired trading rights have an indefinite useful life.

NOTE 7. Long-Term Investments

Long-term investments are comprised principally of the Company’s investments in DME Holdings, Montréal Exchange, Optionable and IMAREX as described below:

In June 2005, the Company and Tatweer Dubai LLC (“Tatweer”), a subsidiary of Dubai Holding LLC, entered into a joint venture to develop the Middle East’s first energy futures exchange. As part of this venture, DME Holdings Limited (“DME Holdings”) was incorporated as a limited company under the laws of Bermuda. DME Holdings is the indirect owner of Dubai Mercantile Exchange Limited (the “DME”), a limited liability company formed under the laws of the Dubai International Financial Centre (“DIFC”), a financial free zone designed to promote financial services within the United Arab Emirates. On June 1, 2007, DME commenced offering sour crude and fuel oil products for trading. DME is regulated by the Dubai Financial Services Authority, a regulatory body established within the DIFC. The Company is required to contribute capital to the joint venture in an aggregate amount of $9.8 million over a five-year period, contingent upon the DME’s achievement of certain agreed upon performance targets. At March 31, 2008, the Company’s capital contributions made to the joint venture totaled $8.0 million.

In May 2007, DME Holdings entered into a shareholders agreement with the Oman Investment Fund (the “Shareholders Agreement”) to ultimately sell a 31.58% equity interest in DME Holdings. In conjunction with this agreement, the Company and Tatweer loaned $13.7 million each to DME Holdings in order to meet the financial resource requirements of the regulatory authorities. Upon the consummation of the restructuring of the investment pursuant to the Shareholders Agreement, the Company will ultimately own a 32.5% economic interest and a 34.21% voting interest in DME Holdings; the DME has begun implementing a plan to provide equity participation to market makers and other market participants which may result in further dilution of the Company’s economic interest. Upon consummation of the Shareholders Agreement, the Company reevaluated its investment in DME under FIN No. 46R and determined that DME was no longer a VIE as it meets the business scope exception. For the three months ended March 31, 2008 and 2007, the Company incurred losses, attributable to its investment, of approximately $2.1 million and $1.6 million, respectively. These losses are recorded in losses from unconsolidated investments on the condensed consolidated statements of income. As of March 31, 2008, DME repaid the Company approximately $6.4 million of the outstanding loan balance, including interest.

On March 13, 2007, the Company entered into a Private Placement Subscription Agreement with Bourse de Montréal, Inc., a Canadian corporation (“Montréal Exchange”) whereby the Company purchased approximately 3.1 million common shares of Montréal Exchange for approximately $78 million in cash. The shares purchased represented approximately 10% of the total outstanding shares of Montréal Exchange immediately after the execution of the Private Placement Subscription Agreement, which was consummated on March 23, 2007. The Company accounts for this investment under the cost method as it cannot exercise significant influence over the operating and financial policies of Montréal Exchange. Subsequently, on March 27, 2007, Montréal Exchange commenced trading on the Toronto Stock Exchange under the symbol “MXX.” Following the public offering of the Montréal Exchange, the Company reports its investment in Montréal Exchange as available-for-sale in accordance with SFAS No. 115. On February 13, 2008, the shareholders of Montréal Exchange approved a business combination with TSX Group Inc. to create a new integrated exchange group. On May 1, 2008, this combination was completed and the Company, in turn, received approximately $49.5 million in cash and 1.4 million shares of the new integrated exchange group’s common stock valued at approximately $63.1 million on such date. At March 31, 2008, the fair value of the securities of Montréal Exchange was approximately $100.2 million.

In April 2007, the Company entered into a Stock and Warrant Purchase Agreement with Optionable, Inc. (“Optionable”), an energy derivatives broker, whereby the Company purchased 19% of Optionable’s outstanding common shares on a fully diluted basis for approximately $28.9 million in cash. The warrant entitles the Company to purchase from Optionable common shares so as to increase the Company’s ownership to an amount not to exceed 40% of Optionable’s outstanding common shares on a fully diluted basis. The shares of Optionable are considered

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

available-for-sale securities in accordance with SFAS No. 115. Following a precipitous fall in Optionable’s stock price during May 2007 due to the loss of a major customer and resignation of its chief executive officer, among other matters, the Company evaluated its investment in Optionable for other-than-temporary impairment. In evaluating this investment, the Company took into consideration the severity of the stock price decline, the expected period of time necessary for a recovery to occur and the Company’s ability to retain its investment during the period anticipated for recovery in fair value, if any. In analyzing Optionable’s financial condition and following the guidance in SFAS No. 115 and EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, the Company determined the impairment in its Optionable investment as other-than-temporary and recorded a pre-tax charge of approximately $26 million in June 2007. At March 31, 2008, the fair value of the securities was approximately $0.5 million.

In November 2007, the Company acquired approximately 15% of IMAREX ASA (“IMAREX”) for $52 million in cash. Subsequent acquisitions of IMAREX shares, for $2 million in cash, brought the Company’s total ownership to approximately 16% at December 31, 2007. In February 2008, the Company participated in a private placement of shares newly issued by IMAREX (in connection with IMAREX’s acquisition of Spectron Group plc) for approximately $11 million in cash, following which the Company’s ownership in IMAREX increased to approximately 18%. In March 2008, IMAREX consummated a further offering of its shares, in which the Company did not participate, resulting in a decrease of the Company’s total ownership in IMAREX to approximately 15%. IMAREX, headquartered in Oslo, Norway, operates a hybrid model of electronic trading and voice brokerage and offers research, transaction and settlement services for financial derivatives based on oceangoing freight, airborne emissions, farmed salmon, electric power and heavy fuel oil. The shares of IMAREX are reported as available-for-sale securities in accordance with SFAS No. 115. At March 31, 2008, the fair value of the securities was approximately $58.4 million.

NOTE 8. Long-Term Debt

The Company issued long-term debt totaling $100 million during 1996 and 1997 to provide completion financing for the Company’s trading facility and headquarters. This issuance contained three series, each with different maturities, interest rates and repayment schedules. Series A notes require annual principal repayments from 2001 to 2010, and a final payment of principal in 2011. Series B notes require annual principal repayments from 2011 to 2020, and a final payment of principal in 2021. Series C notes require annual principal repayments from 2022 to 2025, and a final payment of principal in 2026. The notes represent senior unsecured obligations of the Company and are not secured by the Company’s headquarters facility, the Company’s interest therein, or any other collateral. The notes are subject to a prepayment penalty in the event they are paid off prior to their scheduled maturities. The Company believes that any economic benefit derived from early redemption of these notes would be offset by the redemption penalty. These notes place certain limitations on the Company’s ability to incur additional indebtedness. At March 31, 2008 and December 31, 2007, the notes payable balance, including the current portion, was $80.3 million.

NOTE 9. Earnings per Share

The calculation of earnings per common share for the period ended March 31, 2008 and 2007 is as follows (in thousands, except for share data):

	Three Months Ended March 31,
	2008	2007
Net income	$71,185	$56,220

Weighted average common shares outstanding:
Basic	94,780,000	94,450,000
Effect of stock options	146,000	293,000
Effect of restricted stock units	38,000	65,000

Diluted	94,964,000	94,808,000

Earnings per Share:
Basic	$0.75	$0.60
Diluted	$0.75	$0.59

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

NOTE 10. Members’ Retirement Plan and Benefits

The Company maintains a retirement and benefit plan under the COMEX Members’ Recognition and Retention Plan (“MRRP”). This plan provides benefits to certain members of the COMEX Division based on long-term membership, and participation is limited to individuals who were COMEX Division members prior to the Company’s acquisition of COMEX in 1994. No new participants were permitted into the plan after the date of the acquisition. The annual benefit payments are $12,500 ($2,000 for options members) for ten years for vested participants. Under the terms of the COMEX MRRP, the Company is required to fund the plan with a minimum annual contribution of $400,000 until it is fully funded. The Company funded the plan with a contribution of $800,000 in 2007 and expects to do so again in 2008. Based on continued funding of $800,000 per year, and certain actuarial assumptions, the Company expects the plan to be fully funded in 2019. The annual contribution may be reduced if actuarial assumptions indicate that full funding can be achieved without making the entire funding contributions indicated above. Corporate contributions are charged against current operations. All benefits to be paid under the COMEX MRRP shall be based upon reasonable actuarial assumptions which, in turn, are based upon the amounts that are available and are expected to be available to pay benefits, except that the benefits paid to any individual will not exceed the amounts stated above. Quarterly distributions from the COMEX MRRP began in the second quarter of 2002. Subject to the foregoing, the board of directors of the Company reserves the right to amend or terminate the COMEX MRRP upon an affirmative vote of 60% of the eligible COMEX Division plan participants.

NOTE 11. Direct Transaction Costs

The Company incurs various costs to support its trading floor and clearinghouse. These costs include fees paid to third-party brokers for submitting individually negotiated off-exchange trades to the Exchange for the clearing of specified products. These costs also include service fees paid to the Chicago Mercantile Exchange Inc. (“CME”) (as described in the following paragraph), license and royalty fees paid to third-party vendors for the use of their settlement prices, and trading floor supplies needed for the Company’s open outcry venue.

In 2006, NYMEX Exchange entered into a definitive technology services agreement (the “CME Agreement”) with CME, a wholly-owned subsidiary of CME Group, to become the exclusive electronic trading service provider for NYMEX Exchange’s energy futures and options contracts and for metals products listed on its COMEX Division. The CME Agreement has a ten-year term from the launch date with rolling three-year extensions unless, among other reasons, (i) either party elects not to renew the CME Agreement upon written notice prior to the beginning of the applicable renewal term, or (ii) either party elects to terminate the CME Agreement between the fifth and the sixth year anniversary of the first launch date upon written notice and payment of a termination fee. Pursuant to the CME Agreement, NYMEX Exchange will pay to CME a minimum annual payment or per trade fees based on average daily volume, whichever is greater. In addition, pursuant to the CME Agreement, if the Company acquires or merges with an entity, that at the time of such acquisition or merger, operates a trading execution system for futures or futures options products (or off-exchange look-alike versions of such products), electronic trading of such products shall be transitioned to the CME Globex ® electronic trading platform (“CME Globex”) within two years.

For the three months ended March 31, 2008 and 2007, the Company incurred fees of $17.0 million and $12.3 million, respectively, under the terms of the CME Agreement, which are included in direct transaction costs on the consolidated statements of income.

NOTE 12. Pension and Other Benefit Plans

The Company sponsors various defined contribution and postretirement plans to qualifying employees. The Company also provides postemployment benefits to eligible employees after employment but before retirement.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

Savings Plan

The Company sponsors a defined contribution plan (the “401K Plan”) that incorporates a deferred salary arrangement under Section 401(k) of the Internal Revenue Code to all eligible domestic employees. The Company matches employee contributions up to a maximum of 3% of salary. In addition, the Company makes annual contributions ranging from 2% to 7% based upon tenure for each eligible 401K Plan member.

Deferred Compensation Plan

The Company has a nonqualified deferred compensation plan (the “Deferred Plan”) for key employees to permit them to defer receipt of current compensation. The Company may provide a matching and a regular year-end contribution to the Deferred Plan. Matching and year-end contribution percentages follow the same guidelines as the Company’s defined contribution plan. The Deferred Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. The participating employees are general creditors of the Company with respect to these benefits. The Company has the right to amend, modify, or terminate the Deferred Plan at any time. At March 31, 2008 and December 31, 2007, deferred compensation amounted to $2.9 million and $2.8 million, respectively, and is included in accrued salaries and related liabilities on the condensed consolidated balance sheets.

Postemployment Plan

The Company offers various postemployment benefits to employees after employment but before retirement. These benefits are paid in accordance with the Company’s established postemployment benefit practices and policies. Postemployment benefits include both short-term disability income benefits and long-term disability related health benefits. The Company accrues for these future postemployment benefits, which are funded on a pay-as-you-go basis. The Company’s postemployment benefits liabilities at March 31, 2008 and December 31, 2007 were $0.3 million and $0.8 million, respectively.

Postretirement Plan

The Company’s postretirement benefit costs are developed from actuarial valuations. Inherent in these valuations are key assumptions, including the discount rate and health care cost trend rate. Material changes in its postretirement benefit costs may occur in the future due to changes in these assumptions, changes in the number of plan participants and changes in the level of benefits provided. The Company provides certain health care and life insurance benefit plans for qualifying retired employees. Substantially all of the Company’s employees may become eligible for these benefits if they reach specified age and years of service criteria while working for the Company. The benefits are provided through certain insurance companies. The Company expects to fund its share of such benefit costs principally on a pay-as-you-go basis. Accrued postretirement benefit costs are included in other non-current liabilities on the condensed consolidated balance sheets.

The net periodic benefit cost for the Company’s defined benefit retirement plans and other benefit plans for the first quarter of 2008 and 2007 included the following components (in thousands):

	Three Months Ended March 31,
	2008	2007
Service costs	$90	$110
Interest costs	102	108
Amortization of prior service costs	(11)	(14)
Amortization of net loss	—	16

Total net period postretirement benefit cost	$181	$220

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

NOTE 13. Lease Termination Costs

In June 2006, the Company ceased its floor trading operations of its London-based exchange. As a result, the Company incurred lease termination costs of approximately $1.5 million during the first and second quarters of 2006 on various operating leases it had contracted to support its floor trading operations. In September 2006, the Company consolidated its London offices, and in doing so vacated its location at 131 Finsbury Pavement. The Company began negotiations with the landlord during September 2006 to buy out the remaining lease term. As such, the Company recorded a charge of approximately $1.9 million in the third quarter of 2006 for the estimated amount to be paid. This charge was recorded in occupancy and equipment on the Company’s condensed consolidated statements of income.

The following tables summarize the activity related to the various London exchange lease terminations in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (in thousands):

	Lease Termination Costs		Lease Termination Costs
Total expected to be incurred	$3,426	Liability at January 1, 2008	$878
Charges incurred in 2006	$3,426	Charges	—
Charges incurred in 2007	—	Payments	(40)
Charges incurred in 2008	—

Cumulative charges incurred as of March 31, 2008	$3,426	Liability at March 31, 2008	$838

NOTE 14. Common Stock

At March 31, 2008, the composition of common stock was as follows:

	Authorized¹	Issued	Outstanding²
Common Stock[3]	101,984,800	22,069,288	22,060,439
Series A-1 Common Stock	24,480,000	19,806,000	19,806,000
Series A-2 Common Stock	24,480,000	23,310,000	23,310,000
Series A-3 Common Stock	24,480,000	23,411,000	23,411,000
Series B-1 Common Stock	2,161,600	1,974,000	1,974,000
Series B-2 Common Stock	2,161,600	2,099,300	2,099,300
Series B-3 Common Stock	2,161,600	2,115,400	1,325,800

	181,909,600	94,784,988	93,986,539

[1]

Common stock authorized consists of: (i) 73,440,000 shares reserved for issuance upon conversion of the Series A-1, Series A-2 and Series A-3 Common Stock; (ii) 8,160,000 shares authorized and issued for the conversion of the Company’s preferred stock; (iii) 4,300,000 shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan; (iv) 9,600,000 shares authorized in connection with the IPO of which 6,365,000 were issued; and (v) 6,484,800 shares reserved for issuance upon conversion of the Series B-1, Series B-2 and Series B-3 Common Stock.

[2]

Series B-1, Series B-2 and Series B-3 Common Stock were issued as consideration for the trading rights the Company acquired from the owners of COMEX Division memberships (see Note 6). In accordance with the terms of the agreement, each of the 772 owners of COMEX Division memberships was to receive 8,400 shares of the Company’s common stock (2,800 Series B-1, 2,800 Series B-2, and 2,800 Series B-3 shares) and was able to individually elect the timing of the receipt of those shares. The election choices included the receipt of: (i) all shares on the date the agreement was consummated (November 20, 2006); (ii) all shares on January 2, 2007; or

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

(iii) in one-third increments on the 180 th , 360 th and 540 th day following the date the Company’s Registration Statement on Form S-1, as filed with the SEC, became effective (November 16, 2006). As a result of the election by the 772 owners of COMEX Division memberships: 204 elected to receive their shares, totaling 1,713,600 shares, on November 20, 2006; 286 elected to receive their shares, totaling 2,402,400 shares, on January 2, 2007; and 282 elected to receive their shares, totaling 2,368,800 shares, in one-third increments as described above.

[3]	The difference between the Common Stock issued and outstanding represents stock awards that have vested to non-employee directors of the Company’s board, which were granted under the 2006 Long-Term

Incentive Plan. In accordance with each non-employee director’s award, shares that are vested are unable to be sold until six months after the director is no longer serving on the board, therefore, the vested shares are considered to be issued but not outstanding.

NOTE 15. Supplemental Disclosures of Cash Flow Information

Supplemental disclosures of cash flow information for the three months ended March 31, 2008 and 2007 are as follows:

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Cash paid for:
Interest	$5,619	$28,750

Income taxes	$7,800	$14,400

Non-cash investing and financing activities:
Unrealized (loss) gain on available-for-sale securities	$(29,797)	$33,437

NOTE 16. Share-Based Compensation

The Company’s 2006 Omnibus Long-Term Incentive Plan (the “2006 LTIP”) was approved by its board of directors on July 13, 2006 and by its stockholders on October 12, 2006. The 2006 LTIP provides for the granting of incentive stock options, non-qualified stock options (“NQSOs”), restricted stock, and restricted stock unit awards (“RSUs”) to employees and directors for up to 4.3 million shares of common stock. The Company believes that such awards better align the interest of its employees with those of its stockholders. The exercise price for all stock options is not less than 100% of the fair market value of the common stock on the date of grant. Notwithstanding the foregoing, the fair market value of a share of common stock for purposes of determining awards with a grant date as of the Company’s initial public offering was set in the final prospectus for such initial public offering. No monetary payment is required as a condition of receiving a restricted stock or restricted stock unit award, since the consideration for the award shall be services actually rendered to the Company or for the Company’s benefit. All share-based compensation currently awarded vest over a varying period of up to four years from the date of grant. NQSOs currently awarded have a maximum term of 8 years.

On January 9, 2008, the Company granted to its employees 376,100 NQSOs and 49,100 RSUs. The Company follows fair value accounting for share-based compensation as required under SFAS No. 123 (Revised), Share-Based Payment (“SFAS No. 123R”). SFAS No. 123R requires recognition of compensation costs related to share-based payments over the period that an employee provides services in exchange for the award. The fair value of the NQSOs awards granted on January 9, 2008 was based on the Black-Scholes option-pricing model using the following assumptions:

For the three months ended March 31, 2008:
Risk-free interest rate	3.08%
Expected volatility	34.69%
Expected option life	4.5 years
Dividend yield	0.3%
Weighted-average grant-date fair value	$37.83

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

The risk-free interest rate was based on the implied yields of U.S. Treasury Notes with a maturity equal to the NQSOs expected life at the time of grant. Expected volatility was based on the volatility of stock prices of companies within the same industry as the Company. The expected NQSOs life was determined based on various factors including employee turnover rate, the vesting period of the NQSOs and information received from third-party consultants.

Share-based compensation expense was approximately $3.7 million and $2.3 million for the three months ended March 31, 2008 and 2007, respectively, and is recorded in salaries and employee benefits on the condensed consolidated statements of income.

SFAS No. 123R additionally requires companies to estimate forfeiture rates at the time of grant and to revise these estimates in subsequent periods if actual forfeiture rates differ from those estimates. The Company applied the forfeiture rate to the unvested portion of the NQSOs valuation and performed a true-up for the actual forfeited amount of the valuation on a quarterly basis. As of March 31, 2008, the current forfeiture rate for the non-vested NQSOs and RSUs was 8.7% and 11.6%, respectively, as compared to 9.8% and 12.3%, respectively, at December 31, 2007.

The following table summarizes the changes in NQSOs activities under the 2006 LTIP for the three months ended March 31, 2008:

	Shares (in thousands)	Weighted average exercise price
Outstanding at the beginning of the period	1,066.8	$62.83
Granted	376.1	118.97
Exercised	14.2	59.00
Forfeited or expired	1.5	59.00

Outstanding at the end of the period	1,427.2	$77.67

Exercisable at the end of the period	44.9	59.00

The following table summarizes the changes in RSUs under the 2006 LTIP for the three months ended March 31, 2008:

	Shares	Weighted average Grant-Date Fair Value
	(in thousands)
Nonvested at the beginning of the period	140.5	$8,783.7
Granted	49.1	5,841.4
Vested	1.4	169.0
Forfeited or expired	0.7	48.8

Nonvested at the end of the period	187.5	$14,407.3

At March 31, 2008, there was $43.3 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the 2006 LTIP. This cost is expected to be recognized over the future vesting period.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

NOTE 17. Segment Reporting

The Company considers operating results for two business segments: Open Outcry and Electronic Trading and Clearing. Open Outcry is the trading and clearing of NYMEX Division and COMEX Division futures and options contracts on the trading floors of the Exchange. Electronic Trading and Clearing consists of NYMEX ClearPort ® Trading and NYMEX ClearPort ® Clearing and trading on the CME Globex. The Company reports revenue on a segment basis. Total revenues presented for each segment include clearing and transaction fees related to such segment and a pro rated portion of market data fees. Other revenues are attributed entirely to Open Outcry. Direct transaction costs are allocated directly to the segment they are incurred for. Depreciation and amortization and other operating expenses are allocated directly to the segment they pertain to, where practicable, with the balance of these expenses allocated based on the proportion of operating revenues, net of direct transaction costs, attributed to each segment. Non-operating income and expenses, as well as expenses incurred in connection with the Merger Agreement, are allocated entirely to Corporate/Other.

Financial information relating to these business segments is set forth below (in thousands):

	Three Months Ended March 31, 2008
	Open Outcry	Electronic Trading & Clearing	Corporate / Other	Total
Total operating revenues	$49,018	$159,857	$—	$208,875
Direct transaction costs	333	27,750	—	28,083
Depreciation and amortization	1,628	1,830	—	3,458
Other operating expenses	15,184	21,087	8,175	44,446

Operating income (loss)	31,873	109,190	(8,175)	132,888
Non-operating income	—	—	1,538	1,538

Income (loss) before provision (benefit) for income taxes	31,873	109,190	(6,637)	134,426
Provision (benefit) for income taxes	14,301	48,994	(54)	63,241

Net income (loss)	$17,572	$60,196	$(6,583)	$71,185

	Three Months Ended March 31, 2007
	Open Outcry	Electronic Trading & Clearing	Corporate / Other	Total
Total operating revenues	$46,128	$118,098	$—	$164,226
Direct transaction costs	—	24,102	—	24,102
Depreciation and amortization	1,826	1,705	—	3,531
Other operating expenses	20,052	20,829	—	40,881

Operating income	24,250	71,462	—	95,712
Non-operating income	—	—	3,969	3,969

Income before provision for income taxes	24,250	71,462	3,969	99,681
Provision for income taxes	10,670	31,443	1,348	43,461

Net income	$13,580	$40,019	$2,621	$56,220

The Company does not account for, and does not report to management, its assets (other than goodwill and other intangible assets for SFAS No. 142 reporting purposes) or capital expenditures by business segment. Foreign source revenues and long-lived assets located in foreign countries are not material to the consolidated results of operations and financial position of the Company and are, therefore, not disclosed separately.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

NOTE 18. Income Taxes

The Company reviews its annual tax rate on a quarterly basis and makes any necessary changes. The estimated annual tax rate may fluctuate due to changes in forecasted annual operating income, changes in the jurisdictional mix of the forecasted annual operating income, positive or negative changes to the valuation allowance for net deferred tax assets, changes to actual or forecasted permanent book to tax differences, impacts from future tax settlements with state or federal tax authorities or impacts from enacted tax law changes. The Company identifies items which are unusual and non-recurring in nature and treats these as discrete events. The tax effect of discrete items is booked entirely in the quarter in which the discrete event occurs.

The Company has unrecognized tax benefits, including interest, of approximately $3.5 million, net of federal tax effect, as of March 31, 2008. The Company believes that changes in the unrecognized tax benefits due to possible settlements are unlikely in the next 12 months. The Company’s historical accounting policy with respect to interest and penalties related to tax uncertainties has been to classify these amounts as income taxes, and the Company continued this classification upon the adoption of FIN No. 48. The total amount of interest related to tax uncertainties recognized in the consolidated statements of income for the period ended March 31, 2008 was $0.1 million. The earliest tax year open to examination by the Internal Revenue Service and the other tax jurisdictions in which the Company files a tax return is 2003.

NOTE 19. Commitments and Contingencies

Contractual Obligations

In connection with its operating activities, the Company enters into certain contractual obligations. The Company’s material contractual cash obligations include long-term debt, a technology services agreement, operating leases and other contracts. A summary of the Company’s minimum required future cash payments associated with its contractual cash obligations outstanding as of March 31, 2008, as well as an estimate of the timing in which these commitments are expected to expire, are set forth in the following table:

	Payments Due by Period
	2008	2009	2010	2011	2012	Thereafter	Total
	(in thousands)
Contractual Obligations
Long-term debt principal	$2,817	$2,817	$2,817	$7,739	$4,909	$59,182	$80,281
Long-term debt interest	6,205	5,994	5,783	5,573	4,980	31,233	59,768
Services agreements ¹	7,760	10,295	11,571	30,948	—	—	60,574
Operating leases—facilities	2,253	3,027	3,306	3,585	2,051	136	14,358
Operating leases—equipment	1,677	1,408	540	—	—	—	3,625
Other long-term obligations	973	1,041	967	800	800	5,247	9,828

Total contractual obligations	$21,685	$24,582	$24,984	$48,645	$12,740	$95,798	$228,434

¹	Services agreements include required minimum payments in accordance with the CME Agreement (see Note 11 to the condensed consolidated financial statements). The CME Agreement has a ten-year term from the launch date with rolling three-year extensions. Either party may elect to terminate the CME Agreement between the fifth and the sixth year anniversary of the first launch date upon written notice and payment of a termination fee. As a result, the Company’s current minimum obligation under the CME Agreement is for remaining payments through year five. As such, the Contractual Obligations table above sets forth the Company’s minimum obligation remaining through year five, including the related termination fee in the event the Company elects to terminate the CME Agreement. In addition, the services agreements category includes employment agreements as filed with the SEC.

As previously disclosed in Note 18, the Company has $3.5 million of unrecognized tax benefits as of March 31, 2008. The Company is subject to periodic examinations of its income tax returns by the U.S. Internal Revenue Service

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

and various state and local taxing authorities, which could result in future tax liabilities, the payment of which would offset the current unrecognized tax benefits. Due to the uncertainty of the outcome of any future income tax examinations, it is not possible to estimate when tax payments, if any, would be made.

The Company occupies premises under leases, including a land lease, with various lessors that expire in 2008 through 2069. For each of the three months ended March 31, 2008 and 2007, rental expense for facilities and the land lease amounted to $0.6 million. The lease commitments on the Company’s facilities include scheduled base rent increases over the terms of the leases. The base rent payments are being charged to expense on the straight-line method over the terms of the leases. The Company has recorded a deferred credit to reflect the excess of rent expense over cash payments since inception of the leases.

The Company leases space to tenants in its headquarters facility. For the three months ended March 31, 2008 and 2007, rents collected from these leases were $2.3 million and $2.1 million, respectively and are recorded in other revenue on the condensed consolidated statements of income. Future minimum rental income for the years 2008 through 2012 are as follows:

(in thousands)
2008	$5,010
2009	4,649
2010	4,461
2011	4,325
2012	4,306
Thereafter	2,409

Total	$25,160

In 1994, the Company entered into a Letter of Intent with Battery Park City Authority (“BPCA”), the New York City Economic Development Corporation (“EDC”) and the Empire State Development Corporation (“ESDC”) to construct a new trading facility and office building on a site in Battery Park City. By agreement dated May 18, 1995, the EDC and ESDC agreed to provide funding of $128.7 million to construct the facility. The Company is liable for liquidated damages on a declining scale, currently set at $25.0 million, if it violates terms of the occupancy agreement at any time prior to the 15 years from the date of occupancy, July 7, 1997.

In May 1995, the Company signed a ground lease (expiring June 2069) with BPCA for the site where it constructed its headquarters and trading facility. The lease establishes payments in lieu of taxes (“PILOTs”) due to New York City, as follows: for the trading portion of the facility, PILOTs are entirely abated for the first 20 years after occupancy; for the office portion of the facility, PILOTs are entirely abated for one year after occupancy, at a percentage of assessment (ranging from 25% to 92.5%) for the next 10 years and, thereafter, at an amount equal to assessment. Sub-let space is not eligible for abatements.

In 2002, the Company entered into an agreement and received a $5.0 million grant from ESDC. This agreement requires the Company to maintain certain annual employment levels, and the grant is subject to recapture amounts, on a declining scale, over time.

The Company and the Board of Trade of the City of New York, Inc. (“NYBOT”) entered into a lease agreement that became effective on November 20, 2002. In accordance with this lease agreement, NYBOT is leasing approximately 13,000 square feet on the COMEX Division trading floor and approximately 45,000 square feet of office space for a ten-year term. The rent commencement date for the trading floor space and office space was July 1, 2003 and May 20, 2003, respectively. In 2007, NYBOT changed its corporate name to ICE Futures U.S., Inc.

In accordance with the DME shareholders agreement, the Company is required to contribute capital to the joint venture in an aggregate amount of $9.8 million over a five-year period, contingent upon the DME’s achievement of certain agreed upon performance targets. At March 31, 2008, the Company had contributed a total of $8.0 million.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

Section 311(G) of the Bylaws of NYMEX Exchange provides for a revenue sharing arrangement with the owners of Class A memberships in NYMEX Exchange in the event that either: (i) NYMEX Exchange determines to terminate permanently all open outcry floor trading for a specified list of products on the NYMEX Exchange and instead lists such products for electronic trading only; or (ii) a “shift” occurs whereby at least 90% of the contract volume of such NYMEX Exchange product results from electronic trading. Once triggered for a particular product, the obligation under the revenue sharing arrangement consists of the greater of the following amounts: (i) 10% of the gross NYMEX Exchange revenues attributable to all revenue from the electronic trading of such applicable NYMEX Exchange product, but not including market data fees or revenues from bilateral transactions cleared through NYMEX ClearPort ® Clearing (or its successor); or 100% of the revenue from any additional special fee or surcharge that may be imposed by NYMEX Exchange on the transaction fees applicable to the electronic trading of such applicable NYMEX Exchange product. Once triggered, Bylaw Section 311(G) requires this revenue stream continue in perpetuity or until NYMEX Exchange no longer lists such product for electronic trading. NYMEX Exchange has determined that a “shift” will have occurred for any applicable NYMEX Exchange product following the end of two consecutive fiscal quarters in which, during each quarter, the average quarterly electronic trading volume has equaled or exceeded 90% of the contract volume in such product. Thereafter, revenues that are generated from the electronic trading of such product will begin to accrue and will be paid to the owners of Class A memberships in NYMEX Exchange on a quarterly basis consistent with the financial reporting schedule of NYMEX Holdings. In accordance with the NYMEX Exchange Bylaws, such determination may be subject to challenge by owners of Class A memberships in NYMEX Exchange through an arbitration.

Financial Guarantees

The Company has certain guarantee arrangements in its clearing process as well as other financial guarantees discussed below:

Included in marketable securities are investments that are pledged as collateral with one of the Company’s investment managers relating to a membership seat financing program. Under this program, the investment manager extends credit to individuals purchasing NYMEX Division memberships. The program requires that the Company pledge assets to the investment manager in an amount equal to at least 118% of the loan value. In the event a member defaults on a loan, the investment manager has the right to seize the Company’s collateral for the amount of the default, and the Company has the right to liquidate the member’s interest in NYMEX Division to reimburse its loss of collateral. At March 31, 2008, there were total seat loan balances of $3.3 million and securities pledged against the seat loan balances of $3.9 million.

The Company serves a clearinghouse function, standing as a financial intermediary on every open futures and options transaction cleared. Through its clearinghouse, the Company maintains a system of guarantees for performance of obligations owed to buyers and sellers. This system of guarantees is supported by several mechanisms, including margin deposits and guaranty funds posted by clearing members with the Company’s clearinghouse. The amount of margin deposits on hand will fluctuate over time as a result of, among other things, the extent of open positions held at any point in time by market participants in NYMEX Division and COMEX Division contracts and the margin rates then in effect for such contracts. The Company is required, under the Commodity Exchange Act, to maintain separate accounts for cash and securities that are deposited by clearing members, at banks approved by the Company, as margin for house and customer accounts. These clearing deposits are used by members to meet their obligations to the Company for margin requirements on open futures and options positions, as well as delivery obligations.

The Company established additional retail customer protection supported by a commitment of at least $10 million available at all times to promptly reimburse retail customers in the event that their clearing member defaults as a result of a default by another customer where margin funds from the retail customer’s account are used to address the default. Retail customers are defined as those that do not otherwise qualify as “eligible contract participants” under the requirements of the Commodity Exchange Act, and are not floor traders or floor brokers on the Exchange or family members of an Exchange floor trader or floor broker who maintains an account at the same clearing firm.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

There were no events of default as of March 31, 2008 and December 31, 2007, in any of the above arrangements, in which a liability should be recognized.

Legal Proceedings

In the ordinary course of business, the Company is a party to several lawsuits and claims. The Company periodically assesses its liabilities and contingencies in connection with these matters, based upon the latest information available. As additional information becomes available, the Company adjusts its assessment and estimates of such liabilities accordingly. It is possible that the ultimate resolution of its liabilities and contingencies could be at amounts that are different from any recorded reserves and that such differences could be material. Based on its review of the latest information available, the Company believes its ultimate liability, if any, in connection with any current lawsuits or claims for pending or threatened legal proceedings, would not materially affect the Company’s financial condition, results of operations, or cash flows.

Set forth below is a description of material litigation to which the Company is a party, as of March 31, 2008. Although there can be no assurance as to the ultimate outcome, the Company believes it has a meritorious defense and is vigorously defending the matter described below. The final outcome of any litigation, however, cannot be predicted with certainty, and an adverse resolution of this matter could have a material adverse effect on the Company’s consolidated results of operations, financial position or cash flows.

The Company has been named as a defendant in the following legal actions:

New York Mercantile Exchange, Inc. v. IntercontinentalExchange, Inc. On November 20, 2002, NYMEX Exchange commenced an action in United States District Court for the Southern District of New York against IntercontinentalExchange, Inc. (“ICE”). The amended complaint alleges claims for: (a) copyright infringement by ICE arising out of ICE’s uses of certain NYMEX Exchange settlement prices; (b) service mark infringement by reason of use by ICE of the service marks NYMEX and NEW YORK MERCANTILE EXCHANGE; (c) violation of trademark anti-dilution statutes; and (d) interference with contractual relationships. On January 6, 2003, ICE served an Answer and Counterclaims, in which ICE alleges five counterclaims against NYMEX Exchange as follows: (1) a claim for purported violation of Section 2 of the Sherman Act, 15 U.S.C. § 2, for NYMEX Exchange’s allegedly trying to maintain a monopoly in the execution of the North America energy futures and expand the alleged monopoly into the execution and clearing of North American OTC energy contracts by attempting to deny ICE access to NYMEX Exchange settlement prices; (2) a claim for purported violation of Section 1 of the Sherman Act by conspiring with certain of its members to restrain trade by attempting to deny ICE access to NYMEX Exchange settlement prices; (3) a claim for alleged violation of Section 2 of the Sherman Act by NYMEX Exchange purportedly denying ICE access to NYMEX Exchange’s settlement prices which are allegedly an “essential facility”; (4) a claim for purported violation of Section 1 of the Sherman Act and Section 3 of the Clayton Act by NYMEX Exchange allegedly tying execution services for North American energy futures and options to clearing services; and (5) a claim for purported violation of the Lanham Act through false advertising with respect to certain services offered by NYMEX Exchange and services offered by ICE. The counterclaims request damages and trebled damages in amounts not specified yet by ICE in addition to injunctive and declaratory relief.

On August 11, 2003, the Court issued an opinion dismissing certain counterclaims and one affirmative defense, with leave to replead. On or about August 28, 2003, NYMEX Exchange was served with ICE’s First Amended Counterclaims in which ICE made four counterclaims against NYMEX Exchange principally alleging violations of U.S. antitrust laws, including claims regarding monopoly leveraging.

NYMEX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

By Order and Opinion dated June 30, 2004, the Court granted NYMEX Exchange’s motion and dismissed all of the antitrust counterclaims asserted against NYMEX Exchange. ICE did not appeal this decision.

By Order and Opinion dated September 29, 2005, the Court (1) granted ICE’s motion for summary judgment to the extent of dismissing NYMEX Exchange’s federal claims for copyright and trademark infringement and dismissing without prejudice (by declining to exercise supplemental jurisdiction), NYMEX Exchange’s state law claims for violation of trademark anti-dilution statutes and interference with contractual relationships, and (2) denied NYMEX Exchange’s cross-motion for partial summary judgment on copyright infringement and tortious interference with contract. On October 13, 2005, NYMEX Exchange filed a notice of appeal with the United States Court of Appeals for the Second Circuit. On August 1, 2007, the United States Court of Appeals affirmed the judgment of the lower Court. On August 15, 2007, NYMEX Exchange filed a Combined Petition for Panel Rehearing and for Rehearing En Banc before the United States Court of Appeals for the Second Circuit. On October 18, 2007, the Court denied NYMEX Exchange’s petition.

On January 16, 2008, NYMEX Exchange filed its Petition for a Writ of Certiorari with the United States Supreme Court. ICE filed its Brief in Opposition on February 12, 2008. NYMEX Exchange filed its Reply Brief on February 25, 2008. On March 17, 2008, the United States Supreme Court denied NYMEX Exchange’s Petition for a Writ of Certiorari. This matter is now concluded.

Cataldo J. Capozza v. NYMEX Holdings, Inc., et al. On March 17, 2008, Cataldo J. Capozza, a NYMEX Holdings shareholder and a former Class A member of NYMEX Exchange commenced a putative class action in the Delaware Court of Chancery, on behalf of himself and all other NYMEX Holdings shareholders, against NYMEX Holdings, the members of its board of directors and CME Group. The complaint, which seeks to enjoin the Company’s merger with CME Group, alleges, among other things, that the directors breached their fiduciary duties to NYMEX Holdings’ shareholders by attempting to sell the Company for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that CME Group aided and abetted such breaches. On April 21, 2008, the NYMEX Holdings and its directors moved to dismiss the complaint and to stay all discovery pending the disposition of the motion to dismiss. This matter is ongoing.

Polly Winters v. NYMEX Holdings, Inc., et al. , and Joan Haedrich v. NYMEX Holdings, Inc., et al . On April 14 and 15, 2008, respectively, two additional putative class actions were commenced in the Delaware Court of Chancery by Polly Winters and Joan Haedrich, both NYMEX Holdings shareholders, on behalf of themselves and all other NYMEX Holdings shareholders, against NYMEX Holdings, the members of its board of directors and CME Group. The Winters and Haedrich complaints contain allegations virtually identical to those in the Capozza action (discussed above). NYMEX Holdings and its directors have not yet responded to the Winters and Haedrich complaints. These matters are ongoing.

NOTE 20. Subsequent Event

On May 1, 2008, the Company announced that its board of directors approved a quarterly dividend of $0.10 per common share to stockholders of record as of June 6, 2008 that will be payable on June 27, 2008.